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                                                                       EXHIBIT 1

                                                                  EXECUTION COPY

                                  $125,000,000

                              JLG INDUSTRIES, INC.

                          8 1/4% SENIOR NOTES DUE 2008

                               PURCHASE AGREEMENT

                                                                  April 30, 2003

CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES INC.
BANC ONE CAPITAL MARKETS, INC.
BMO NESBITT BURNS CORP.
CREDIT LYONNAIS SECURITIES (USA) INC.
NATCITY INVESTMENTS, INC.
SUNTRUST CAPITAL MARKETS, INC.
         c/o Credit Suisse First Boston LLC,
         Eleven Madison Avenue,
         New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. JLG Industries, Inc., a Pennsylvania corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the initial "PURCHASERS") $125,000,000 principal amount of its 8 1/4% Senior Notes due 2008 ("OFFERED SECURITIES") to be issued under an indenture dated as of May 5, 2003 (the "INDENTURE"), between the Company, the guarantors listed on Schedule B hereto (the "GUARANTORS") and Bank of New York, as trustee (the "TRUSTEE"). The Offered Securities will be unconditionally guaranteed (the "GUARANTEES") on a senior unsecured basis by the Guarantors. The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

         The Company and the other parties thereto have entered into Amendment No. 3 (the "FACILITIES AMENDMENT") to the terms of the credit agreement dated as of June 17, 2002 (as amended and restated, the "CREDIT AGREEMENT") among the Company, the subsidiaries listed on Schedule 1 therein, the lenders party thereto, Wachovia Bank, National Association and Bank One, Michigan. The Company and the other parties thereto have entered into Amendment No. 3 (the "OVERDRAFT AMENDMENT" and together with the Facilities Amendment, the "AMENDMENTS") to the terms of the credit agreement dated as of June 17, 2002 among the Company, the borrowers party thereto and Manufacturers and Traders Trust Company. The Amendments shall become effective concurrently with the consummation of the issue and sale of the Offered Securities as set forth herein. The Amendments will be in the form attached hereto as Exhibit A.

         The Company will use the proceeds of the Offered Securities on the Closing Date to repay all amounts outstanding under its revolving credit loans under the Credit

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Agreement, as provided in the Final Offering Circular (as hereinafter defined).
The Aggregate Commitment (as defined in the Facilities Amendment) under the Credit Agreement will be reduced by $150 million.

         The obligation of the Company to sell to the several Purchasers the Offered Securities is subject to the effectiveness of the Amendments.

         This Agreement, the Registration Rights Agreement (as hereinafter defined), the Indenture and the Guaranties are referred to herein as the "OPERATIVE DOCUMENTS".

         Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date (as hereinafter defined), as provided in the Final Offering Circular (as hereinafter defined), for so long as such Offered Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 8 1/4% Senior Notes in a like aggregate principal amount as the Company issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the "EXCHANGE SECURITIES"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Guaranties thereof and (ii) in specified circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Offered Securities and to use its commercially reasonable efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "SECURITIES".

         The Company hereby agrees with the several Purchasers as follows:

         2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the several Purchasers (provided that the following representations and warranties shall only be given by each Guarantor to the extent applicable to such Guarantor) that:

                  (a) A preliminary offering circular relating to the Offered Securities, dated April 29, 2003 (including any documents incorporated by reference therein, the "PRELIMINARY OFFERING CIRCULAR"), has been prepared by the Company. The Preliminary Offering Circular, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. A final offering circular relating to the Offered Securities, dated April 30, 2003 (including any documents incorporated by reference therein, the "FINAL OFFERING CIRCULAR"), has been prepared by the Company. The Final

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         Offering Circular, at the date hereof, does not and at the Closing Date
         (as defined in Section 3 hereof) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Preliminary Offering Circular or the Final Offering Circular (or any amendment or supplement thereto) based upon and in conformity with information furnished in writing to the Company by or on behalf of any Purchaser through Credit Suisse First Boston LLC specifically for inclusion therein, it being understood and agreed that the only such information is that described as such in Section 7(b). The Preliminary Offering Circular and the
         Final Offering Circular, as supplemented on the date of this Agreement, are hereinafter collectively referred to as the "OFFERING DOCUMENT". Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) Each of the Company and its direct and indirect subsidiaries has been duly organized and each is validly existing under the laws of the jurisdiction in which it is chartered or organized. Each of the Company and its direct and indirect subsidiaries organized in the United States is in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify, in the aggregate, would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" shall mean a material adverse change in or effect on the business, financial condition, material properties, results or prospects, whether or not in the ordinary course of business, of the Company and its direct and indirect subsidiaries, considered as one enterprise.

                  (c) Each of the Company and its direct and indirect subsidiaries has full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Final Offering Circular; and each of the Company and the Guarantors has full power (corporate and other) to enter into the Operative Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it.

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                  (d) The entities listed on Schedule C hereto are the only
         active subsidiaries of the Company.

                  (e) The Company has an authorized, issued and outstanding capitalization as set forth in the Final Offering Circular. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (f) The issued shares of capital stock of each of the Company's direct and indirect subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise set forth in the Final Offering Circular, are (i) owned of record and beneficially by the Company, either directly or through wholly-owned subsidiaries, and (ii) except for security interests on the common stock of each of JLG Manufacturing Europe BVBA and JLG Europe BV granted pursuant to the Credit Agreement, are free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party.

                  (g) Except for restrictions with respect to the common stock of each of JLG Manufacturing Europe BVBA and JLG Europe BV imposed under the Credit Agreement, no direct or indirect subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other direct or indirect subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture, or as described in or contemplated by the Final Offering Circular.

                  (h) Except for employee and director stock options or otherwise as described in the Final Offering Circular, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                  (i) Ernst & Young LLP, who has certified certain financial statements of the Company and delivered its reports with respect to the audited consolidated financial statements and schedules in the Final Offering Circular, is and was, to the Company's knowledge, an independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder.

                  (j) The consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries included in the Final Offering Circular fairly present in all material respects the financial position of

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         the Company and its consolidated subsidiaries and the results of operations and cash flows as of the dates and for the periods specified therein; since the date of the latest audited financial statements included in the Final Offering Circular, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect; such financial statements and schedules have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as otherwise expressly noted in the notes thereto or elsewhere in the Final Offering Circular); and the summary or selected financial information included in the Final Offering Circular has been fairly extracted from the financial statements of the Company and fairly presents in all material respects, on the basis stated in the Final Offering Circular, the information included therein.

                  (k) Subsequent to the respective dates as of which information is given in the Final Offering Circular,

                           (i) none of the Company and its direct and indirect subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business;

                           (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than a $0.005 per share dividend declared on April 1, 2003; and

                           (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of each of the Company and its direct and indirect subsidiaries, except in each case as described in or contemplated by the Final Offering Circular.

                  (l) Each of the Company and its direct and indirect subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that

                           (i) transactions are executed in accordance with management's general or specific authorizations;

                           (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;

                           (iii) access to assets is permitted only in accordance with management's general or specific authorization; and

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                           (iv)     the recorded accountability for assets is
                  compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (m) The Operative Documents have been duly authorized by all necessary corporate action of the Company and the Guarantors and, when duly executed and delivered by the Company, the Guarantors and, as the case may be, by the Trustee, will conform to the description thereof contained in the Offering Document and will constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except as the enforcement thereof may be limited to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

                  (n) On the Closing Date (as hereinafter defined), the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT") and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

                  (o) The Offered Securities have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Offered Securities will constitute legal, valid and binding obligations of the Company and the Guarantors entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be limited to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

                  (p) On the Closing Date, the Exchange Securities will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are executed, authenticated, issued and delivered in the manner provided for in the Exchange Offer and the Indenture, the Exchange Securities will constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

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                  (q) Assuming the effectiveness on or before the Closing Date of the Amendment, the issuance, offering and sale of the Offered Securities to the Purchasers by the Company pursuant to this Agreement, the compliance by the Company and the Guarantors with the other provisions of the Operative Documents herein and therein set forth and the execution and delivery of the Operative Documents do not

                           (i)      require the consent, approval,
                  authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or the Guarantors, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each defined in the Registration Rights Agreement) effective and qualification of the Indenture under the Trust Indenture Act, or

                           (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, or material agreement or material instrument to which the Company or any of its direct or indirect subsidiaries is a party or by which the Company or any of such subsidiaries or any of their respective properties is bound, or with the charter or by-laws of the Company or any of such subsidiaries, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any of such subsidiaries, except for any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator the noncompliance with which would not result in a Material Adverse Effect or adversely affect the consummation by the Company or any of the Guarantors of the transactions contemplated hereby.

                  (r) Except for the Registration Rights Agreement dated as of June 17, 2002 between the Company and the initial purchasers thereunder, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guaranties registered pursuant to any Registration Statement.

                  (s) No legal or governmental proceedings or, to the Company's knowledge, investigations are pending to which the Company or any of its direct and indirect subsidiaries is a party or to which the property of the Company or any of such subsidiaries is subject that are not described in the Preliminary Offering Circular or the Final Offering Circular, and, to the Company's knowledge, no governmental proceedings or investigations have been threatened against the Company or any of such subsidiaries or with respect to any of their respective properties, except, in each case, for such proceedings or investigations

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         that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (t) Except for information required to be disclosed pursuant to Items 402 and 403 of Regulation S-K under the Securities Act, no relationship, direct or indirect, exists between or among the Company or any of its direct or indirect subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its direct or indirect subsidiaries on the other hand, that would be required by the Securities Act to be described in a prospectus were the Offered Securities being issued and sold in a public offering, that is not described in the Preliminary Offering Circular and the Final Offering Circular.

                  (u) None of the Company and any of the Guarantors is now nor after giving effect to the issuance of the Offered Securities and the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated thereby, will be

                           (i)      insolvent,

                           (ii) left with unreasonably small capital with which to engage in its anticipated businesses or

                           (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

                  (v) The Company has not distributed and, prior to the later of
         (i) the Closing Date (as hereinafter defined) and (ii) the completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto.

                  (w) Since January 31, 2003, there has been no Material Adverse Effect.

                  (x) Each of the Company and its direct and indirect subsidiaries has good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case except as set forth in the Final Offering Circular or the Company's filings under the Securities Act or the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not have a Material Adverse Effect. Any real property held by the Company or such subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not have a Material Adverse Effect.

                  (y) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the

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         Internal Revenue Code of 1986, as amended from time to time (the
         "CODE")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any of the Company's direct or indirect subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of the Company's direct or indirect subsidiaries has any liability, direct or indirect, contingent or otherwise (a "PLAN") which would have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and the Company's direct or indirect subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification. No labor dispute with the employees of the Company or any of its direct and indirect subsidiaries exists or is threatened or imminent which could result in a Material Adverse Effect.

                  (z) No proceeding looking toward a merger, consolidation, liquidation or dissolution of the Company (in the case of the merger, a merger in which the Company is not the surviving entity following such merger) or the sale of all or substantially all of the assets of the Company or its direct or indirect subsidiaries is pending or contemplated.

                  (aa) Each of the Company and its direct and indirect subsidiaries owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; and none of the Company and any of its direct or indirect subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (bb) Each of the Company and its direct and indirect subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the businesses in which they are engaged, except where the failure to have such would not have a Material Adverse Effect; and none of the Company and any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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                  (cc) Each of the Company and its direct and indirect
         subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such would not have a Material Adverse Effect, and none of the Company and any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (dd) Environmental Matters:

                           (i) Each of the Company and its direct and indirect subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, legally binding agreements and requirements ("LEGAL REQUIREMENTS") relating to: human health and safety; the generation, use, management, disposal or release of any hazardous or toxic substance or waste; or the protection, cleanup or remediation of the environment ("ENVIRONMENTAL LAW");

                           (ii) Each of the Company and its direct and indirect subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances ("ENVIRONMENTAL PERMITS") necessary under any Environmental Law for the continued conduct of their respective businesses in the manner now conducted;

                           (iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of each of the Company and its direct and indirect subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

                           (iv) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of each of the Company and its direct and indirect subsidiaries or any businesses, assets or properties formerly leased, operated or owned by each of the Company and any such subsidiary, including but not limited to onsite or off-site disposal or release of any chemical substance, product or waste, which has given or may give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, cost recovery, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by the Company and any such subsidiary to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

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                           except in each case for any noncompliance or
                  conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

                  (ee) Neither the Company nor any of the Guarantors is in violation of its respective charter or by-laws.

                  (ff) Assuming the effectiveness of the Amendments, no default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which each of the Company and any of its direct and indirect subsidiaries is a party or by which the Company and any such subsidiary, or any of their respective properties, is bound which would have or which, after notice or lapse of time or both, would have a Material Adverse Effect.

                  (gg) Each of the Company and its direct and indirect subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves and except in each case for any noncompliance that, singly or in the aggregate, would not result in a Material Adverse Effect.

                  (hh) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

                  (ii) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (jj) Subject to the Purchasers' representations and warranties and their compliance with their agreements and procedures in Section 4 of this Agreement, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S ("REGULATION S") thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

                  (kk) None of the Company or any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantors, their affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  (ll) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) other than the change in Moody's outlook from stable to negative as of April 29, 2003, any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

                  (mm) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising provided, however, that any press releases filed by the Company in conformity with Rule 135c under the Securities Act shall not constitute general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (nn) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (oo) The Offered Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (pp) Assuming the accuracy of the representations and warranties of the Purchasers in Section 4 hereof and compliance by the Purchasers with the procedures set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers in the manner contemplated by this Agreement, the Preliminary Offering Circular and the Final Offering Circular to register any of the Offered Securities or the related Guarantees under the Securities Act. Each certificate signed by any officer of the Company or the Guarantors and delivered to the Purchasers or their counsel shall be deemed to be a representation and warranty by the Company or the Guarantors, as the case may be, to the Purchasers as to the matters covered thereby.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97 1/2% of the principal amount thereof plus accrued interest from May 5, 2003, to the Closing Date (as hereinafter defined) the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more permanent global Securities in registered form without interest coupons (the "REGULATION S GLOBAL SECURITIES") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one permanent global security in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

         Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston LLC ("CSFB") drawn to the order of the Company at the offices of Cravath, Swaine & Moore LLP at 10 A.M., (New York time), on May 5, 2003, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

                  (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

                  (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. Certain Agreements of the Company and the Guarantors. The Company and the Guarantors agree with the several Purchasers that:

                  (a) The Company will advise CSFB promptly of any proposal to amend or supplement the Final Offering Circular and will not effect such amendment or supplementation without CSFB's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Final Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to CSFB copies of the Preliminary Offering Circular, the Final Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify to do business in any jurisdiction where it is not so qualified as of the date hereof, file a general consent to service of process in any such jurisdiction or to take any action that would subject it to taxation in any jurisdiction in which it is not so subject as of the date hereof.

                  (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (f) During a period of two years after the Closing Date, none of the Company or any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights

         Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto;
         (iv) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vi) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

                  (h) In connection with the offering, until CSFB shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (i) For a period of 90 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by
         Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

                  (j) At any time prior to the completion of the distribution of the Offered Securities by the Purchasers, the Company, whenever it or any of its direct or indirect subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Offered Securities under this Agreement, shall promptly notify the Purchasers as to the nature of such information or event. The Company will likewise notify the Purchasers of (i) any decrease in the rating of the Offered Securities or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Offered Securities, as soon as the Company becomes aware of any such decrease, notice or public announcement. The Company will also deliver to the Purchasers, as soon as available and without request, copies of its yearly and quarterly filings under the Exchange Act.

                  (k) The Company will use its best efforts to cause the Offered Securities to be designated PORTAL market securities in accordance with the rules and regulations adopted by the National Association of Notes Dealers, Inc. relating to trading in PORTAL and to be eligible for clearance and settlement through DTC.

                  (l) The Company will apply the net proceeds from the sale of the Offered Securities as set forth under "Use of Proceeds" in the Final Offering Circular.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and each Guarantor herein, to the accuracy of the statements of officers of the Company and each Guarantor made pursuant to the provisions hereof, to the performance by the Company and each Guarantor of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP in form and substance reasonably satisfactory to the Purchasers concerning the financial and other information with respect to the Company set forth in the Offering Document.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its direct and indirect subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities

                  (c) The Purchasers shall have received opinions, dated the Closing Date, of Thomas D. Singer, Senior Vice President and General Counsel of the Company and Covington & Burling, outside counsel for the Company, in form and substance satisfactory to the Purchasers, to the effect set forth in Exhibit B hereto.

                  (d) The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company and each Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Final Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the

         Company and its direct and indirect subsidiaries taken as a whole except as set forth in or contemplated by the Final Offering Circular or as described in such certificate.

                  (f) The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

                  (g) The Amendments shall have become effective.

         The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of a Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company and the Guarantors will jointly and severally indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by each Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, the Preliminary Offering Circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Final Offering Circular (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof on a timely basis and in a sufficient number to such Purchaser.

                  (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantors, their directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: (i) the over-allotment and stabilizing descriptions appearing in the tenth paragraph under the caption "Plan of Distribution"; (ii) the information appearing in the eleventh paragraph under the caption "Plan of Distribution"; (iii) the information appearing in the sixth paragraph (including subsections (i), (ii) and (iii)) under the caption "Plan of Distribution"; and (iv) the information appearing in the first sentence of the third paragraph under the caption "Plan of Distribution"; and (v) the information appearing in the sixth paragraph under the caption "Notice to Canadian Residents"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's or any Guarantor's failure to perform its obligations under Section 5(a) of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Company and the Guarantors under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions such Purchaser received in connection with the purchase of the Offered Securities exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Company or any Guarantor under this Section shall be in addition to any liability which the Company or any Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company or any of the Guarantors, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of
Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233-9533,
Attention: General Counsel, with a copy to Covington & Burling, 1201 Pennsylvania Avenue, NW, Washington, DC 20004-2401, Attention: W. Andrew Jack, Esq.; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Representation of Purchasers. CSFB will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFB will be binding on all the Purchasers.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                         Very truly yours,

                                         JLG INDUSTRIES, INC.

                                         By /s/ James H. Woodward, Jr.
                                           -------------------------------------
                                            Name: James H. Woodward, Jr.
                                            Title: Executive VP & CFO

                                         ACCESS FINANCIAL SOLUTIONS, INC.

                                         By /s/ James H. Woodward, Jr.
                                           -------------------------------------
                                            Name: James H. Woodward, Jr.
                                            Title: President

                                         FULTON INTERNATIONAL, INC.

                                         By /s/ James H. Woodward, Jr.
                                           -------------------------------------
                                            Name: James H. Woodward, Jr.
                                            Title: President

                                         JLG EQUIPMENT SERVICES, INC.

                                         By /s/ James H. Woodward, Jr.
                                           -------------------------------------
                                            Name: James H. Woodward, Jr.
                                            Title: Vice Treasurer

                                         JLG MANUFACTURING, LLC

                                         By /s/ James H. Woodward, Jr.
                                           -------------------------------------
                                            Name: James H. Woodward, Jr.
                                            Title: Executive VP, CFO

                                         GRADALL INDUSTRIES, INC.

                                         By /s/ James H. Woodward, Jr.
                                           -------------------------------------
                                            Name: James H. Woodward, Jr.
                                            Title: VP

                                         THE GRADALL COMPANY

                                         By /s/ James H. Woodward, Jr.
                                           -------------------------------------
                                            Name: James H. Woodward, Jr.
                                            Title: VP

The foregoing Purchase Agreement
   is hereby confirmed and accepted
   as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES INC.
BANC ONE CAPITAL MARKETS, INC.
BMO NESBITT BURNS CORP.
CREDIT LYONNAIS SECURITIES (USA) INC.
NATCITY INVESTMENTS, INC.
SUNTRUST CAPITAL MARKETS, INC.

   Acting on behalf of themselves
   and as the Representative of
   the several Purchasers

BY CREDIT SUISSE FIRST BOSTON LLC

         By /s/ James E. Nappo
            -----------------------
           Name: James E. Nappo
           Title: Director

                                                                       Exhibit A

                               [FORM OF AMENDMENT]

                                      Ex. A

                                                                       Exhibit B

         FORM OF COVINGTON & BURLING/ THOMAS D. SINGER OPINION

         To be allocated between Covington & Burling and Thomas D. Singer, General Counsel of the Company, as reasonably acceptable to Cravath, Swaine & Moore LLP.

              1. Each of the Company and the Guarantors has been duly organized and each is validly existing under the laws of the jurisdiction in which it is chartered or organized.

              2. Each of the Company the Guarantors organized in the United States is in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to be in such good standing or to so qualify, in the aggregate, would not have a Material Adverse Effect.

              3. The Company and each Guarantor has full corporate power to own or lease its properties and conduct its businesses as described in the Final Offering Circular, to enter into the Operative Documents and to carry out their obligations thereunder.

              4. To our knowledge, (a) there is no action, suit or proceeding before any court or administrative body pending or threatened against or affecting the Company (i) asserting the invalidity of the Operative Documents or the Offered Securities; (ii) seeking to prevent the consummation of the transactions contemplated by the Operative Documents; or
                                 (iii) that would be likely to impair materially the ability of the Company to perform its obligations under the Operative Documents; and
                                 (b) there is no action, suit or proceeding before any court or administrative body pending or threatened against or affecting the Company that would be required to be described in a prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") that is not described in the Final Offering Circular.

              5. The issued shares of capital stock of each of the Guarantors have been duly authorized and validly

                                              Ex. B
                                 issued, are fully paid and nonassessable and are (i) owned of record and beneficially by the Company, either directly or through wholly-owned subsidiaries, and (ii) are free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party.

              6. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

              7. The Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and the Guarantors and (in the case of the Indenture, assuming the due authorization, execution and delivery thereof by the Trustee) constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against them in accordance with their terms.

              8. The Offered Securities are in the form contemplated by the Indenture, have been duly authorized by all necessary corporate action for issuance and sale pursuant to the Purchase Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and paid for as provided in this Agreement, the Offered Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms and the terms of the Indenture.

              9. The Exchange Securities have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms.

              10. The Guaranty to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor, and has been duly executed and delivered by each such Guarantor and conforms to the description thereof contained in the Final Offering

                                    Ex. B - 2

                                 Circular. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guaranty of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms.

              11. The Guaranty to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Final Offering Circular. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guaranty of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms.

              12. The statements in the Final Offering Circular under the captions "Description of Notes," "Registered Exchange Offer; Registration Rights" and "Certain United States Federal Tax Considerations", insofar as such statements constitute summaries of legal matters or documents, fairly summarize the matters referred to therein.

              13. In reliance on the representations, warranties and covenants of the Company and the Purchasers in the Purchase Agreement and assuming the compliance by all parties with the offering procedures set forth in the Purchase Agreement,
                                 (i) the offer, sale and delivery of the Offered Securities and the Guarantees by the Company and the Guarantors to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities and the Guarantees by the several Purchasers in the manner contemplated by this Agreement is exempt from the registration requirements of the Securities Act and it is not necessary to qualify the Indenture under the Trust Indenture Act.

              14. The issuance, offering and sale of the Offered Securities to the Purchasers by the Company pursuant to the Purchase Agreement and the compliance by the

                                    Ex. B - 3

                                 Company and the Guarantors with the Operative Documents do not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or any Guarantor, excluding state securities laws.

              15. The issuance, offering and sale of the Offered Securities to the Purchasers by the Company pursuant to the Purchase Agreement and the compliance by the Company and the Guarantors with the Operative Documents do not conflict with, result in a breach or violation of, or constitute a default under, (a) any agreement to which the Company or any Guarantor is bound that has been filed as an exhibit to the Company's annual report on Form 10-K for the year ended July 31, 2002 or any filings made by the Company under the Exchange Act since that date; (b) the Purchase and Sale Agreement dated as of April 26, 2002 between Access Financial Solutions, Inc. and Wells Fargo Equipment Finance, Inc.; (c) subject to the effectiveness of the Amendments, the Credit Agreement and the Amended and Restated Financing Agreement by and among the Company, its subsidiaries listed therein, and Manufacturers and Traders Trust Company; (d) agreements related to the recent sale of receivables to GE Dealer Finance; (e) the charter or by-laws of the Company or any Guarantor; or (f) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any of the Guarantors.

              16. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

              17. Neither the Company nor any of its Guarantors is in violation of its respective charter or by-laws.

              18. No default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any obligation, agreement, term, covenant or condition contained in any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument

                                    Ex. B - 4
                                 that is material to the Company and its
                                 direct and indirect subsidiaries, taken as a whole, to which each of the Company and any of its direct and indirect subsidiaries is a party or by which the Company and any such subsidiary, or any of their respective properties, is bound.

              19. Except for the Registration Rights Agreement dated as of June 17, 2002 between the Company and the initial purchasers thereunder, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guaranties registered pursuant to any Registration Statement.

              20. The Company and each Guarantor is not an "investment company", and is not a company "controlled" by an "investment company", within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the securities of the Company.

In addition Covington & Burling shall include in its opinion or a separate letter with language substantially to the effect of the following:

                  In our capacity as counsel to the Company, we have examined a copy of the Final Offering Circular. We have also reviewed and participated in discussions concerning the preparation of the Final Offering Circular with certain officers and employees of the Company, with its auditors and with representatives of and counsel to the Purchasers. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Final Offering Circular, except as set forth in the paragraphs relating to the sections of the Final Offering Circular encaptioned "Description of the Notes," "Registered Exchange Offer; Registration Rights" and "Certain United States Federal Tax Consequences" in our opinion addressed to you, dated the date hereof.

                  Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that the Final Offering Circular (other than the financial statements and schedules and other financial data included therein or

                                    Ex. B - 5
         omitted therefrom, as to which we have not been requested to express a view), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    Ex. B - 6

                                   SCHEDULE A

                                                           PRINCIPAL AMOUNT OF
                     MANAGER                               OFFERED SECURITIES
                     -------
Credit Suisse First Boston LLC ......................         $ 81,250,000
Deutsche Bank Securities Inc. .......................           25,000,000
Banc One Capital Markets, Inc. ......................            3,750,000
BMO Nesbitt Burns Corp ..............................            3,750,000
Credit Lyonnais Securities (USA) Inc. ...............            3,750,000
NatCity Investments, Inc. ...........................            3,750,000
SunTrust Capital Markets, Inc. ......................            3,750,000
                                                              ------------

     Total ..........................................         $125,000,000
                                                              ============

                                   SCHEDULE B

                              Subsidiary Guarantors

Access Financial Solutions, Inc.
Fulton International, Inc.
JLG Equipment Services, Inc.
JLG Manufacturing, LLC
Gradall Industries, Inc.
The Gradall Company

                                   SCHEDULE C

                               Active Subsidiaries

                Subsidiary                       Place of Incorporation
                ----------                       ----------------------
Access Financial Solutions, Inc.                       Maryland
Fulton International, Inc.                             Delaware
Gradall Industries, Inc.                               Delaware
The Gradall Company                                    Ohio
JLG Deutschland, GmbH                                  Germany
JLG Equipment Services, Inc.                           Pennsylvania
JLG Equipment Services Ltd.                            Hong Kong
JLG Europe BV                                          Netherlands
JLG France Sarl                                        France
JLG Industries (Italia) S.r.L.                         Italy
JLG Industries (Norge) AS                              Norway
JLG Industries (Proprietary) Ltd.                      South Africa
JLG Industries (United Kingdom) Ltd.                   United Kingdom
JLG Latino Americana Ltda.                             Brazil
JLG Manufacturing, LLC                                 Pennsylvania
JLG Polska Sp z.o.o.                                   Poland
JLG Properties (Australia) Pty. Ltd.                   Australia
JLG Sverige AB                                         Sweden
JLG Manufacturing Europe BVBA                          Belgium
JLG Manufacturing Services Europe Maatschap            Belgium
Platforma Elevadoras JLG Iberica S.L.                  Spain